EXHIBIT 6

PLEDGE AGREEMENT

To secure the payment and performance of any and all indebtedness, obligations, and liabilities of QUADRANGLE NTELOS HOLDINGS II LP (the “Pledgor”) to BANK OF MONTREAL (the “Secured Party”), whether now existing or hereafter arising under that certain Bank of Montreal Loan Authorization Agreement of even date herewith (such agreement, as it may be hereinafter from time to time amended, modified or supplemented, being herein referred to as the “Loan Agreement”; and all capitalized terms used herein without definition shall have the same meaning herein as such terms are assigned in the Loan Agreement), the Note and the other Loan Documents (collectively, the “Obligations”), the Pledgor hereby grants a continuing security interest to the Secured Party in and to certain equity securities described on Exhibit A attached hereto and made a part hereof and all substitutions and additions to such securities (herein, the “Securities”), all interest, income, dividends, distributions (including securities issued pursuant to a stock split) and sums distributable or payable from, upon, or in respect of such Securities, all other rights and privileges incident to such Securities, and all proceeds of the foregoing (collectively, the “Collateral”).  So long as no Default (as defined herein) has occurred and is continuing, the Pledgor may receive ordinary cash dividends and shall promptly transfer such dividends to the Cash Dividend Account at the Secured Party for the payment of interest on the Loans as provided in the Loan Agreement.  Notwithstanding anything to the contrary herein contained, the Pledgor may sell all or a portion of the Securities free from any lien of the Secured Party in any transaction and any lien of the Secured Party shall be automatically released upon such sale, but only to the extent such Securities are sold as permitted by the terms and conditions of the Loan Agreement.

The Pledgor agrees to execute and deliver to the Secured Party such further instruments and agreements, and do all such other things, as the Secured Party may reasonably deem necessary or appropriate to assure the Secured Party its security interest hereunder.  Without limiting the foregoing, the Pledgor shall deliver to the Secured Party, and/or shall authorize the Secured Party to prepare and file, such financing statements and, if the Collateral or any part hereof constitutes uncertificated securities or investment property held through a financial intermediary, such control agreements with respect to the Collateral as the Secured Party may reasonably request.

Upon the failure of the Pledgor to pay when due (whether by demand or otherwise) the Obligations, or any part thereof (a “Default”), the Secured Party shall have, in addition to all other rights provided by applicable law, full power and authority to exercise all or any one or more of the rights and remedies of a secured party under the Uniform Commercial Code of Illinois (the “UCC”), with respect to the Collateral or any part thereof.  The Pledgor hereby irrevocably appoints the Bank as the Pledgor’s attorney-in-fact, with full power and authority, during the existence of any such failure to pay, to collect all sums and other property payable or distributable in respect of the Collateral, to endorse or sign the Pledgor’s name on any instruments of transfer (including stock powers) and on any checks or other items representing the Collateral or any proceeds thereof, and to take any other action which the Secured Party reasonably deems necessary or appropriate to collect or otherwise realize upon the Collateral, or

to effect a transfer thereof.   The Secured Party may, during the continuance of a Default, without notice at any time and from time to time at its option transfer or register all or any part of the Collateral into its or its nominee’s name without any indication of security interest.  Except as may be otherwise agreed to in writing by the Pledgor and the Secured Party or permitted by the UCC, any requirement of the UCC for reasonable notice shall be met if such notice is mailed, postage prepaid, or is otherwise delivered to the Pledgor at least 5 bank business days prior to the time of the event giving rise to the requirement of notice.  Notice shall be in writing (including notice by fax communication) and mailed or otherwise given to the Pledgor at its address and/or fax number as then shown on the records of the Secured Party.  The proceeds from any sale or other realization of the Collateral may be applied by the Secured Party to the Obligations (whether or not then due and payable) in such manner and order as the Secured Party in its discretion shall reasonably determine, during the continuance of a Default, and any proceeds not so applied may be held by the Secured Party under this Pledge Agreement as collateral security for the Obligations.  The Pledgor agrees to pay the Secured Party all reasonable costs and expenses (including court costs and reasonable attorneys’ fees) suffered or incurred by the Secured Party in enforcing or endeavoring to enforce the Obligations, or any part thereof, in protecting, defending, or enforcing any rights and remedies with respect to the Collateral or any of Pledgor’s obligations hereunder, and in connection with any foreclosure or other realization upon the Collateral or any part thereof (whether in any litigation, bankruptcy, insolvency or other proceeding whatsoever, including the reasonable expenses of preparing the Collateral for sale and selling the same), all of which shall constitute Obligations secured by the Collateral hereunder.  The Pledgor shall remain liable to the Secured Party for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations.  The Pledgor hereby waives all of its rights of redemption from any sale or other disposition of the Collateral or any part thereof or any right to require the Secured Party to marshall or otherwise apportion the Collateral.  The Secured Party shall have no responsibility for the preservation of the value of the Collateral or any part thereof (other than to deal with it in the same manner as the Secured Party deals with similar property for its own account) or to exercise (or give notice to the Pledgor of) any option, privilege or right with respect to the Collateral, all of which are waived by the Pledgor to the extent permitted by law.

No delay by the Secured Party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Secured Party of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy.  The rights and remedies of the Secured Party hereunder are accumulative to, and not exhaustive of, any rights or remedies which it would otherwise have.  Without limiting the foregoing, nothing contained herein shall in any manner impair or alter the demand nature of any Obligations expressed to be payable upon demand, subject to Section 7 of the Loan Agreement.  It is agreed that this Pledge Agreement and all the rights and remedies of the Secured Party hereunder shall be construed in accordance with and governed by the laws of Illinois.  If any part of this Pledge Agreement is unenforceable, that will not make any other part unenforceable.

This Pledge Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.  This Pledge Agreement shall be effective upon its execution and delivery by the Pledgor to the Secured Party, and it shall not be necessary for the Secured Party to

2

execute, or otherwise express its acceptance of, this Pledge Agreement.  No amendment, modification, termination, or waiver of any provision of this Pledge Agreement, nor consent to any departure by the Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party.  This Pledge Agreement shall be binding upon the Pledgor and its legal representatives, successors, and assigns and inure to the benefit of the Secured Party and its successors and assigns.

THE PLEDGOR SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS AND OF ANY ILLINOIS STATE COURT SITTING IN COOK COUNTY, ILLINOIS, FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

THE PLEDGOR AND, BY ACCEPTING THE BENEFITS OF THIS PLEDGE AGREEMENT, THE SECURED PARTY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3

This Pledge Agreement is entered into as of December 14, 2007.

QUADRANGLE NTELOS HOLDINGS II LP

By:	Quadrangle NTELOS GP LLC
Its: General Partner

By:
Printed Name:
Its:

EXHIBIT A TO PLEDGE AGREEMENT BETWEEN
QUADRANGLE NTELOS HOLDINGS II LP (“PLEDGOR”)
AND BANK OF MONTREAL (“SECURED PARTY”)

PLEDGED SECURITIES

ISSUER’S NAME	TYPE OF SECURITY	NUMBER OF SHARES/ AMOUNT OF SECURITIES

NTELOS	Common Stock	5,528,222